Exhibit 10.12

PERFORMANCE-BASED LTIP UNIT AGREEMENT

This LTIP Unit Agreement (this “Agreement”), dated as of       (the “Grant Date”), is made by and between Lineage, Inc., a Maryland corporation (the “Company”), Lineage OP, LP, a Maryland limited partnership (the “Partnership”) and       (the “Participant”).

WHEREAS, the Company maintains the Amended and Restated Lineage 2024 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Company and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 7.6 of the Plan provides for the issuance of LTIP Units to Eligible Individuals for the performance of services to or for the benefit of the Partnership in the Eligible Individual’s capacity as a partner of the Partnership; and

WHEREAS, the Administrator, in its sole discretion, has determined that it would be to the advantage and in the best interest of the Company to issue the Award (as defined below) provided for herein to the Participant in recognition of the Participant’s service with the Company, the Partnership or any Subsidiary.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Issuance of Award. Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to or for the benefit of the Partnership, the Partnership hereby (a) issues to the Participant an award of       LTIP Units (the “Award”) and (b) if not already a Partner, admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Partnership Agreement. The Partnership and the Participant acknowledge and agree that the LTIP Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Participant becoming a Partner. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of, and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units in accordance with the terms of the Partnership Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and/or Partnership Agreement, as applicable.

(a) “AFFO/NOI Performance Period” means the period set forth on Exhibit A attached hereto.

(b) “AFFO per Share Base Units” means the number of Base Units designated as AFFO per Share Base Units on Exhibit A attached hereto.

(c) “AFFO per Share Performance Vesting Percentage” means the percentage determined as set forth on Exhibit A attached hereto, which is a function of the Company AFFO per Share during the AFFO/NOI Performance Period.

(d) “AFFO per Share Vested Base Units” means the product of (i) the total number of AFFO per Share Base Units (or, in the event of a Qualifying Termination prior to the completion of the AFFO/NOI Performance Period, Pro Rata AFFO per Share Base Units), and (ii) the applicable AFFO per Share Performance Vesting Percentage.

(e) “Base Units” means the number of LTIP Units designated as Base Units on Exhibit A attached hereto.

(f) [“Cause” means (A) “Cause” as defined in the Participant’s employment agreement or offer letter with the Company, the Partnership or any Subsidiary if such agreement exists and contains a definition of Cause, or (B) “Cause” as defined in the Executive Severance Plan if the Participant is a participant in the Executive Severance Plan. If no such employment agreement or offer letter exists or does not contain a definition of Cause and if the Participant is not a participant in the Executive Severance Plan, then “Cause” means (i) the Participant’s commission of and/or entry of a plea of guilty or nolo contendere to a felony or crime of moral turpitude, (ii) the Participant’s willful engaging in misconduct in the performance of the Participant’s duties for the Company or its Affiliates or any successor employer, (iii) the Participant’s material breach of any written agreement between the Participant and any such entity, (iv) the Participant’s willful refusal to comply with a lawful and direct order of the Participant’s supervisor after warning that such refusal will result in a for Cause termination, (v) the Participant’s breach of any duty owed to the Company or its Affiliates or any successor employer and failure to cure such breach within ten days following a request to cure the same (by way of example and not limitation, such breaches include fraud, embezzlement, or breach of any restrictive covenant) or (vi) the Participant’s engaging in any other act (including making a public statement) or failure to engage in any act, which the Company determines in good faith to be materially detrimental or damaging to the reputation, operations, finances, prospects or business relations of the Company or its Affiliates or which acts are the subject of any similar determination by a successor employer. The findings and decision of the Company with respect to any Cause determination will be final and binding for all purposes.]1

(g) “Company AFFO per Share” means, with respect to the applicable period, “adjusted funds from operations per share”, “adjusted FFO per share” or “AFFO per share” of the Company and its Subsidiaries as defined or described in the Company’s applicable Securities and Exchange Commission filings or the Company’s applicable earnings releases.

(h) [“Company Nonrenewal” means the Company’s election not to renew or extend the term of the Participant’s employment agreement with the Company, provided that the Participant (i) has continued to perform the services contemplated thereby in good faith and in accordance therewith until the completion of such term, and (ii) is willing to continue in employment with the Company on substantially the same terms of employment as in effect immediately prior to such termination.]2

(i) “Company Same Warehouse NOI Growth” means the quotient obtained by dividing (x) (A) the Performance Period Same Warehouse NOI minus (B) the Prior Period Same Warehouse NOI by (y) the Prior Period Same Warehouse NOI (expressed as a percentage, which may be positive or negative (rounded to the nearest tenth of a percent (0.1%)).

(j) “Company Share Value” as of any given date, means the average of the closing trading prices of a Share on the principal exchange on which such shares are then listed over the period of twenty (20) consecutive trading days ending on such date; provided, however, that if a Change in Control occurs prior to the completion of the TSR Performance Period, Company Share Value shall mean the price per Share paid by the

[1]	Note to Draft: To be included as applicable.
[2]	Note to Draft: To be included as applicable.

acquiror in the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliates, then, unless otherwise determined by the Administrator, Company Share Value shall mean the value of the consideration paid per Share based on the average of the high and low trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded on the date on which a Change in Control occurs. Notwithstanding the foregoing, for purposes of determining the Company TSR Percentage, the initial Company Share Value as of the beginning of the TSR Performance Period shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to the Initial Public Offering filed with the Securities and Exchange Commission.

(k) “Company TSR Percentage” means the growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the Company Share Value during the TSR Performance Period due to the appreciation in the Company Share Value plus dividends declared during the TSR Performance Period, assuming dividends are reinvested in Common Stock on the ex-dividend date (at a price equal to the closing price of the Common Stock on the applicable ex-dividend date).

(l) “Disability” means a disability that qualifies or, had the Participant been a participant, would qualify the Participant to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time.

(m) “Distribution Amount” means an amount equal to the excess of (A) the value of all dividends paid by the Company with respect to the period commencing on the date of the Initial Public Offering and ending on the last day of the applicable Performance Period (or the date of a Change in Control, as applicable) in respect of that number of Shares equal to the number of LTIP Units that become Performance Vested Base Units (or, solely for purposes of Section 4(b) below, the number of CIC Base Units, and solely for purposes of Section 5(b) below, the number of Qualifying Termination Vested Base Units) as of the completion of the applicable Performance Period (or the date of a Change in Control, as applicable), over (B) the amount of any distributions made by the Partnership to the Participant pursuant to Section 5.1 and Section 16.4 of the Partnership Agreement with respect to the period commencing on the date of the Initial Public Offering and ending on the last day of the applicable Performance Period in respect of the LTIP Units, plus (or minus) the amount of gain (or loss) on such excess dividend amounts had they been reinvested in Common Stock on the date that they were paid (at a price equal to the closing price of the Common Stock on the applicable dividend payment date),

(n) “Distribution Equivalent Units” means a number of LTIP Units equal to the quotient obtained by dividing (x) the Distribution Amount, by (y) the Company Share Value as of last day of the applicable Performance Period (or the date of a Change in Control, as applicable).

(o) “Executive Severance Plan” means the Lineage, Inc. Executive Severance Plan, as may be amended from time to time.

(p) [“Family Disability” means “Family Disability” as defined in the Participant’s employment agreement with the Company.]3

(q) “Good Reason” means (i) “Good Reason” as defined in the Participant’s employment agreement or offer letter with the Company or a Subsidiary if the Participant is a party to such agreement or offer letter and such agreement or offer letter contains a definition of “Good Reason”, or (ii) “Good Reason” as defined in the Company’s Executive Severance Plan if the Participant is a participant in the Executive Severance Plan. For the avoidance of doubt, if no such employment agreement or offer letter exists or such employment agreement or offer letter does not contain a definition of Good Reason, and Participant is not a participant in the Executive Severance Plan, then, notwithstanding anything herein to the contrary, “Good Reason” shall not be applicable with respect to the LTIP Units granted hereunder (or with respect to any accelerated vesting that would otherwise occur in connection with a termination of employment for Good Reason).

[3]	Note to Draft: To be included as applicable.

(r) “Initial Public Offering” means (i) the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its Common Stock, or (ii) another transaction (including a “direct listing”), as a result of or following which, in either case, the Common Stock shall be listed or admitted to trading on any established securities exchange, including the New York Stock Exchange, Nasdaq Stock Market’s National Market or another exchange or marketplace approved by the Board.

(s) “Performance Period” means the AFFO/NOI Performance Period or the TSR Performance Period, as applicable.

(t) “Performance Period Same Warehouse NOI” means the sum of the quarterly Same Warehouse NOI of the Same Warehouse Pool for each of the twelve (12) completed quarters during the AFFO/NOI Performance Period, or in the event that a Change in Control occurs prior to the completion of the AFFO/NOI Performance Period, such lesser number of completed quarters during the AFFO/NOI Performance Period as of the date of the Change in Control.

(u) “Performance Vested Base Units” means the product of (A) sum of (1) the AFFO per Share Vested Base Units, plus (2) the Same Warehouse NOI Vested Base Units, and (B) the Relative TSR Performance Modifier Percentage; provided that in no event shall the number of Performance Vested Base Units exceed one-hundred percent (100%) of the number of Base Units set forth in Section 1 of this Agreement.

(v) “Performance Vested Units” means (x) the Performance Vested Base Units, plus (y) the Distribution Equivalent Units.

(w) “Prior Period Same Warehouse NOI” means the sum of the quarterly Same Warehouse NOI of the Same Warehouse Pool for each of the twelve (12) prior year completed quarters corresponding to the completed quarters used to calculate the Performance Period Same Warehouse NOI, or in the event that a Change in Control occurs prior to the completion of the AFFO/NOI Performance Period, such lesser number of prior year completed quarters corresponding to the completed quarters used to calculate the Performance Period Same Warehouse NOI.

(x) “Pro Rata AFFO per Share Base Units” means, in the event of a Qualifying Termination prior to the completion of the applicable Performance Period, the product of (x) the number of AFFO per Share Base Units, times (y) the Pro Ration Factor.

(y) “Pro Rata Same Warehouse NOI Base Units” means, in the event of a Qualifying Termination prior to the completion of the applicable Performance Period, the product of (x) the number of Same Warehouse NOI Base Units, times (y) the Pro Ration Factor.

(z) “Pro Ration Factor” means, in the event of a Qualifying Termination prior to the completion of the applicable Performance Period, the quotient obtained by dividing (x) the number of days elapsed from January 1, 2024 through and including the date of the Participant’s Qualifying Termination, by (y) 1095.

(aa) “Qualifying Termination” means a Termination of Service by reason of (i) the Participant’s death, (ii) a termination by the Company or any Subsidiary due to the Participant’s Disability, (iii) a termination by the Company or any Subsidiary without Cause, (iv) the Participant’s Retirement, (v) a termination by the Participant for Good Reason[, (vi) a termination by the Participant in the event of a Family Disability, or (vii) a Company Nonrenewal.]4

[4]	Note to Draft: Applicable triggers to be included as appropriate.

(bb) “Relative TSR Performance Modifier Percentage” means the percentage determined as set forth on Exhibit A attached hereto, which is a function of the S&P 500 Index Relative Performance during the TSR Performance Period.

(cc) “Restrictions” means the exposure to forfeiture set forth in Sections 4(a) and 5(a).

(dd) “Retirement” means (i) “Retirement” as defined in the Participant’s employment agreement or offer letter with the Company or a Subsidiary if the Participant is a party to such agreement or offer letter and such agreement or offer letter contains a definition of “Retirement”, or (ii) “Retirement” as defined in the Company’s Executive Severance Plan if the Participant is a participant in the Executive Severance Plan. If no such employment agreement or offer letter exists or does not contain a definition of Retirement and if the Participant is not a participant in the Executive Severance Plan, then “Retirement” means the Participant’s voluntary retirement as an employee of the Company or any Subsidiary on or after the date on which the Participant has (a) attained at least sixty (60) years of age and (b) completed at least ten (10) years of service with the Company or any Subsidiary; provided that the Participant has provided the Company or such Subsidiary with at least six (6) months’ advance written notice of the Participant’s retirement. For avoidance of doubt, if the Participant’s employment with the Company and its Subsidiaries terminates for any reason during such notice period, such termination shall not be deemed to have occurred by reason of the Participant’s Retirement for purposes of the LTIP Units.

(ee) “Same Warehouse NOI” means, with respect to the applicable period, the Company’s “same warehouse NOI” or “same warehouse net operating income” as defined or described in the Management’s Discussion and Analysis section of the Company’s applicable Securities and Exchange Commission filings.

(ff) “Same Warehouse NOI Base Units” means the number of Base Units designated as Same Warehouse NOI Base Units on Exhibit A attached hereto.

(gg) “Same Warehouse NOI Performance Vesting Percentage” means the percentage determined as set forth on Exhibit A attached hereto, which is a function of the Company Same Warehouse NOI Growth during the AFFO/NOI Performance Period.

(hh) “Same Warehouse NOI Vested Base Units” means the product of (i) the total number of Same Warehouse NOI Base Units (or, in the event of a Qualifying Termination prior to the completion of the AFFO/NOI Performance Period, Pro Rata Same Warehouse NOI Base Units), and (ii) the applicable Same Warehouse NOI Performance Vesting Percentage.

(ii) “Same Warehouse Pool” means, with respect to the applicable period, the “same warehouse pool” of the Company and its Subsidiaries as defined or described in the Management’s Discussion and Analysis section of the Company’s applicable Securities and Exchange Commission filings or in the Company’s applicable earnings releases.

(jj) “Service Provider” means an Employee, Consultant or member of the Board, as applicable.

(kk) “S&P 500 Index” means the S&P 500 Index, determined as follows: (i) the companies included in the S&P 500 Index shall be determined at the beginning of the TSR Performance Period, excluding those entities that are bankrupt, listed on the pink sheets or not listed at all; (ii) any company emerging from bankruptcy shall not be tracked for purposes of the TSR Performance Period; (iii) in the event that a company is acquired or taken private during the TSR Performance Period, such company shall be excluded for the entire TSR Performance Period; (iv) the beginning share price of any company that effectuates a stock split or recapitalization during the TSR Performance Period shall be appropriately adjusted for the split or recapitalization; (v) in the event that two S&P 500 Index companies merge with each other, only the surviving entity shall be included; and (vi) in the event that a company merges with a company outside of the S&P 500 Index and does not remain in the S&P 500 Index following such merger, such company shall be excluded for the entire TSR Performance Period.

(ll) “S&P 500 Index Relative Performance” means the Company TSR Percentage compared to the S&P 500 Index TSR Percentages of the companies in the S&P 500 Index, expressed as the Company’s percentile rank compared to the S&P 500 Index companies (excluding the Company).

(mm) “S&P 500 Index Share Value”, with respect to each company in the S&P 500 Index, means, as of any given date, the average of the closing trading prices of a share of common stock of such company on the principal exchange on which such shares are then listed over the period of twenty (20) consecutive trading days ending on such date.

(nn) “S&P 500 Index TSR Percentage”, with respect to each company in the S&P 500 Index, means the growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), of the S&P 500 Index Share Value of such company during the TSR Performance Period, calculated in a manner consistent with Section 2(k) above from publicly available information; provided, however, that any company within the S&P 500 Index, as determined pursuant to the definition of S&P 500 Index above, that becomes bankrupt after the start of the TSR Performance Period shall be assigned an S&P 500 TSR Percentage of -100%.

(oo) “TSR Performance Period” means the period set forth on Exhibit A attached hereto.

(pp) “Unvested Unit” means any LTIP Unit that has not vested pursuant to Section 4 or Section 5 hereof and remains subject to the Restrictions.

3. LTIP Units Subject to the Plan and Partnership Agreement; Transfer Restrictions.

(a) The Award and the LTIP Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, LTIP Units) set forth in Article 11 and Section 16.6 of the Partnership Agreement. Any permitted transferee of the Award or LTIP Units shall take such Award or LTIP Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or LTIP Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.

(b) Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not Transfer any unvested LTIP Units or any portion of the Award attributable to such unvested LTIP Units (or any securities into which such unvested LTIP Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of unvested LTIP Units or of the Award to the Partnership or the Company.

4. Vesting.

(a) Performance Vesting. As soon as reasonably practicable (but in no event more than sixty (60) days) following the completion of the applicable Performance Period, the Administrator shall determine the Company AFFO per Share, the AFFO per Share Performance Vesting Percentage, the Company Same Warehouse NOI Growth, the Same Warehouse NOI Performance Vesting Percentage, the Company TSR Percentage, the S&P 500 Index TSR Percentages, the S&P 500 Index Relative Performance, the Relative TSR Performance Modifier Percentage, the number of Distribution Equivalent Units, and the number of LTIP Units granted hereby that have become AFFO per Share Vested Base Units, Same Warehouse NOI Vested Base Units, Performance Vested Base Units and Performance Vested Units, in each case as of the completion of the applicable Performance Period. Subject to Sections 4(b), 5(b) below, upon such determination by the Administrator, such Performance Vested Units shall vest and cease to be subject to the Restrictions, subject to the Participant’s continued status as a Service Provider through such vesting date. Any LTIP Units granted hereby which do not satisfy the requirements to become Performance Vested Units as of the completion of the applicable Performance Period will automatically be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such LTIP Units.

(b) Change in Control. Notwithstanding the foregoing, in the event that a Change in Control occurs prior to the completion of the applicable Performance Period and the Participant has not incurred a Termination of Service prior to such Change in Control, a number of LTIP Units equal to the sum of (A) the number of LTIP Units which would be Performance Vested Base Units (if any) assuming the completion of the applicable Performance Period as of the date of the Change in Control (with such adjustments to the Company AFFO per Share and/or Company Same Warehouse NOI Growth performance goals and/or calculations as the Administrator may determine to be appropriate to reflect the truncated performance period) (such number of Base Units, the “CIC Base Units”), plus (B) the Distribution Equivalent Units (calculated with respect to the CIC Base Units), shall, immediately prior to such Change in Control, vest and cease to be subject to the Restrictions and shall be deemed to be Performance Vested Units. Any LTIP Units that do not vest in accordance with the preceding sentence will automatically be cancelled and forfeited as of the date of the Change in Control without payment of any consideration therefor, and the Participant shall have no further right to or interest in such LTIP Units.

5. Effect of Termination of Service.

(a) Termination of Service. Subject to Sections 5(b) and 5(c) below, in the event of the Participant’s Termination of Service for any reason, any and all Unvested Units as of the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination), including any AFFO per Share Base Units that are not Pro Rata AFFO per Share Base Units and any Same Warehouse NOI Base Units that are not Pro Rata Same Warehouse NOI Base Units, will automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such Unvested Units. Except to the extent provided in Sections 5(b) and 5(c) below, no LTIP Units which have not vested as of the date of the Participant’s Termination of Service shall thereafter become vested.

(b) Qualifying Termination Prior to Completion of Performance Period. In the event that the Participant incurs a Qualifying Termination prior to the completion of the applicable Performance Period, the Pro Rata AFFO per Share Base Units, the Pro Rata Same Warehouse NOI Base Units and the Distribution Equivalent Units shall remain outstanding and, upon the Administrator’s determination under Section 4(a), (i) the AFFO per Share Vested Base Units, (ii) the Same Warehouse NOI Vested Base Units (collectively, the “Qualifying Termination Vested Base Units”), and (iii) the Distribution Equivalent Units (calculated with respect to the Qualifying Termination Vested Base Units) shall vest and cease to be subject to the Restrictions and shall thereupon be deemed to be Performance Vested Units. Any LTIP Units that do not vest in accordance with the preceding sentence will automatically be cancelled and forfeited as of the date of the Administrator’s determination of the number of Qualifying Termination Vested Base Units without payment of any consideration therefor, and the Participant shall have no further right to or interest in such LTIP Units.

(c) Termination of Service Following Completion of Performance Period. In the event that the Participant incurs a Qualifying Termination on or following the completion of the applicable Performance Period and prior to the Administrator’s determination under Section 4(a) above, the LTIP Units shall remain outstanding and shall, upon such determination by the Administrator, vest and cease to be subject to the Restrictions with respect to a number of LTIP Units equal to the sum of (A) any Base Units that have become Performance Vested Base Units, plus (B) the Distribution Equivalent Units (calculated with respect to such Performance Vested Base Units). Any LTIP Units that do not vest in accordance with the preceding sentence will automatically be cancelled and forfeited as of the date of the Administrator’s determination without payment of any consideration therefor, and the Participant shall have no further right to or interest in such LTIP Units.

6. Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested Units and the portion of the Award attributable to the Unvested Units, or to effectuate the transfer or surrender of such Unvested Units and portion of the Award to the Partnership.

7. Covenants, Representations and Warranties. In addition to the terms and conditions provided herein, the Administrator may require that the Participant make such covenants, agreements, and representations with respect to the Award and the LTIP Units as the Administrator, in its sole discretion, deems advisable in order to comply with applicable laws, regulations, and/or requirements. Without limiting the generality of the foregoing, the Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a) Investment. The Participant is holding the Award and the LTIP Units for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award and the LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b) Relation to the Partnership. The Participant is presently an executive officer and employee of, or consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

(c) Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

(d) Registration. The Participant understands that the LTIP Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.

(e) Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f) Tax Advice. Neither the Company nor the Partnership has made any warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Company, the Partnership or any of their representatives for an assessment of such tax consequences. The Participant is advised to consult with his or her own tax advisor with respect to the tax consequences of owning and disposing of the LTIP Units.

8. Determinations by Administrator. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the Award (including, without limitation, determinations, interpretations and assumptions with respect to Company TSR Percentage and S&P 500 Index TSR Percentages) shall be made by the Administrator and shall be applied consistently and uniformly to all similar Awards granted under the Plan. In making such determinations, the Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Administrator, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith and absent manifest error shall be final and binding upon the Participant, the Company and all other interested persons.

9. Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after his or her receipt of the LTIP Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the LTIP Units.

10. Redemption Rights. Notwithstanding anything to the contrary in the Partnership Agreement, Partnership Units which are acquired upon the conversion of the LTIP Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Sections 15.1 and 16.7 of the Partnership Agreement within two (2) years following the date of the issuance of such LTIP Units.

11. Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the LTIP Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s or the Partnership’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company, the Partnership or any representative of the Company or the Partnership make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

12. Ownership Information. The Participant hereby covenants that so long as the Participant holds any LTIP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

13. Taxes. The Partnership and the Participant intend that (i) the LTIP Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance and the vesting of the LTIP Units shall not be taxable events to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the LTIP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the Partners, in each case as set forth in the Partnership Agreement. The Company, the Partnership or any Subsidiary may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the LTIP Units.

14. Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

15. Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the LTIP Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the up to 180-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).

16. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of LTIP Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

17. Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 17 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action. For purposes of Section 409A of the Code, any right to a series of payments pursuant to this Agreement shall be treated as a right to a series of separate payments.

18. No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

19. Miscellaneous.

(a) Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.

(b) Clawback. This Award and the LTIP Units issuable hereunder, and any Partnership Common Units or Shares or other cash or property received with respect to the LTIP Units, shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the Partnership, in each case as may be amended from time to time, including, without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation.

(c) Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company or the Partnership.

(d) Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the Partnership Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the provisions of such other agreement conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 17 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Administrator. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e) Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 7 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

(f) Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(g) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts entered into and wholly to be performed within the State of Maryland by Maryland residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of Maryland.

(j) Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the Legal Department of the Company at the Company’s address set forth in Exhibit A attached hereto. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company. By a notice given pursuant to this Section 19(j), either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 19(j) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(k) Spousal Consent. As a condition to the Partnership’s, the Company’s and their Subsidiaries’ obligations under this Agreement, the spouse of the Participant, if any, shall execute and deliver to the Partnership the Consent of Spouse attached hereto as Exhibit B.

(l) Fractional Units. For purposes of this Agreement, any fractional LTIP Units that vest or become entitled to distributions pursuant to the Partnership Agreement will be rounded as determined by the Company or the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of LTIP Units that vest or become entitled to such distributions to exceed the total number of LTIP Units set forth in Section 1 of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LINEAGE, INC.,
a Maryland corporation

By:
Name:
Title:

LINEAGE OP, LP,
a Maryland limited partnership
By: Lineage, Inc.
Its: General Partner

By:
Name:
Title

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

[Signature Page to Performance-Based LTIP Unit Agreement]

Exhibit A

Definitions and Notice Address

Definitions:

Capitalized terms not defined herein shall have the meanings set forth in the Performance-Based LTIP Unit Agreement to which this Exhibit is attached.

“AFFO/NOI Performance Period” means the period commencing on January 1, 2024 and ending on December 31, 2026.

“AFFO per Share Performance Vesting Percentage” means a function of the Company AFFO per Share during the AFFO/NOI Performance Period, and shall be determined as set forth below:

	Company AFFO per Share*	AFFO per Share Performance Vesting Percentage
		0%
“Threshold Level”	$	25%
“Target Level”	$	50%
“Maximum Level”	$	100%

*	To be determined by the Administrator following the Grant Date.

In the event that the Company AFFO per Share falls between the Threshold Level and the Target Level or between the Target Level and Maximum Level, the AFFO per Share Performance Vesting Percentage shall be determined using straight line linear interpolation between the AFFO per Share Performance Vesting Percentages specified above.

“AFFO per Share Base Units” means        Base Units.

“Base Units” means        LTIP Units.

“Relative TSR Performance Modifier Percentage” means a function of the S&P 500 Index Relative Performance during the TSR Performance Period, and shall be determined as set forth below:

	S&P 500 Index Relative Performance		Relative TSR Performance Modifier Percentage
“Threshold Level”	≤	25th Percentile	80%
“Target Level”		50th Percentile	100%
“Maximum Level”	≥	75th Percentile	120%

A-1

In the event that the S&P 500 Index Relative Performance falls between the Threshold Level and the Target Level or between the Target Level and Maximum Level, the Relative TSR Performance Modifier Percentage shall be determined using straight line linear interpolation between the Relative TSR Performance Modifier Percentages specified above.

“Same Warehouse NOI Performance Vesting Percentage” means a function of the Company Same Warehouse NOI Growth during the AFFO/NOI Performance Period, and shall be determined as set forth below:

	Company Same Warehouse NOI Growth*	Same Warehouse NOI Performance Vesting Percentage
		0%
“Threshold Level”	%	25%
“Target Level”	%	50%
“Maximum Level”	%	100%

*	To be determined by the Administrator following the Grant Date.

In the event that the Company Same Warehouse NOI Growth falls between the Threshold Level and the Target Level or between the Target Level and Maximum Level, the Same Warehouse NOI Performance Vesting Percentage shall be determined using straight line linear interpolation between the Same Warehouse NOI Performance Vesting Percentages specified above.

“Same Warehouse NOI Base Units” means        Base Units.

“TSR Performance Period” means the period commencing on the date of the Initial Public Offering and ending on December 31, 2026.

Company Address

46500 Humboldt Drive

Novi, MI 48377

A-2

Exhibit B

CONSENT OF SPOUSE

I, ____________________, spouse of [_____], have read and approve the foregoing Performance-Based LTIP Unit Agreement (the “Agreement”) and all exhibits thereto, the Partnership Agreement and the Plan (each as defined in the Agreement). In consideration of the granting to my spouse of the LTIP Units of Lineage OP, LP (the “Partnership”) as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights and taking of all actions under the Agreement and all exhibits thereto and agree to be bound by the provisions of the Agreement and all exhibits thereto insofar as I may have any rights in said Agreement or any exhibits thereto or any securities issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement and exhibits thereto or otherwise. I understand that this Consent of Spouse may not be altered, amended, modified or revoked other than by a writing signed by me, the Partnership and Lineage, Inc.

Grant Date:

By:

Print name:

Dated:
Control:

If applicable, you must print, complete and return this Consent of Spouse to

Andrew Wright at        Please only print and return this page.

B-1